Exhibit (a)(1)(C)


             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

     Guidelines for Determining the Proper Identification Number to Give the Payer -- Social Security Numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the type of number to give the payer.

                                              Give the                                                  Give the
          For this type of                SOCIAL SECURITY            For this type of        EMPLOYER IDENTIFICATION number
              account:                      number of--                  account:                         of--
----------------------------------    -----------------------   -------------------------   -------------------------------
1.  An individual's account           The individual            8.  Sole proprietorship     The owner (4)
                                                                    account
2.  Two or more individuals (joint    The actual owner of the   9.  A valid trust, estate   The legal entity (Do not furnish
    account)                          account or, if combined       or pension trust        the identifying number of the
                                      funds, any one of the                                 personal representative or
                                      individuals (1)                                       trustee unless the legal entity
                                                                                            itself is not designated in the
                                                                                            account title) (5)
3.  Husband and wife (joint account)  The actual owner of the   10. Corporate account       The corporation
                                      account or, if joint
                                      funds, either person (1)
4.  Custodian account of a minor      The minor (2)             11. Religious,              The organization
    (Uniform Gift to Minors Act)                                    charitable, or
                                                                    educational
                                                                    organization account
5.  Adult and minor (joint account)   The adult or, if the      12. Partnership account     The partnership
                                      minor is the only             held in the name of
                                      contributor, the minor        the business
                                      (1)
6.  Account in the name of guardian   The ward, minor, or       13. Association, club, or   The organization
    or committee for a designated     incompetent person (3)        other tax-exempt
    ward, minor, or incompetent                                     organization
    person
7. a. The usual revocable saving      The grantor-trustee (1)   14. A broker or             The broker or nominee
      trust account (grantor is                                     registered nominee
      also trustee)
   b. So-called trust account that    The actual owner (1)      15. Account with the        The public entity
      is not a legal or valid trust                                 Department of
      under State law                                               Agriculture in the
                                                                    name of a public
                                                                    entity (such as a
                                                                    State or local
                                                                    government, school
                                                                    district, or prison)
                                                                    that receives
                                                                    agricultural program
                                                                    payments

_____________

(1)   List first and circle the name of the person whose number you furnish.

(2)   Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) You must show your individual name, but you may also enter your business or "doing business" name. You may use either your Social Security Number or Employer Identification Number.

(5) List first and circle the name of the legal trust, estate, or pension trust.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                       NUMBER (TIN) ON SUBSTITUTE FORM W-9
              (Section references are to the Internal Revenue Code)
                                     Page 2

Name
     If you are an individual, generally provide the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, please enter your first name and both the last name shown on your social security card and your new last name.

Obtaining a Number
     If you don't have a taxpayer identification number ("TIN"), apply for one immediately. To apply, obtain Form SS-5, Application for a Social Security Number Card. Form SS-4, Application for Employer Identification Number, or, if you are a U.S. resident alien for U.S. tax purposes, Form W-7, Application for IRS Individual Taxpayer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS").

Payees Exempt from Backup Withholding
     The following is a list of payees exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except item (9). For broker transactions, payees listed in (1) through (13), and a person registered under the Investment Advisors Act of 1940 who regularly acts as a broker are exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7), except that a corporation that provides medical and health care services or bills and collects payments for such services is not exempt from backup withholding or information reporting.
     (1)  A corporation
     (2) An organization exempt from tax under section 501(a), or an individual retirement plan ("IRA"), or a custodial account under section 403(b)(7).
     (3)  The United States or any agencies or instrumentalities.
     (4) A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
     (5) A foreign government or any of its political subdivisions, agencies or instrumentalities.
     (6) An international organization or any of its agencies or instrumentalities.
     (7)  A foreign central bank of issue.
     (8) A dealer in securities or commodities required to register in the U.S. or a possession of the U.S.
     (9) A futures commission merchant registered with the Commodity Futures Trading Commission.
     (10) A real estate investment trust.
     (11) An entity registered at all times during the tax year under the Investment Company act of 1940.
     (12) A common trust fund operated by a bank under section 584(a).
     (13) A financial institution.
     (14) A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc. Nominee List.
     (15) A trust exempt from tax under Section 664 or described in section
          4947.

Payments Exempt from Backup Withholding
     Payments of dividends generally not subject to backup withholding also include the following:
     o    Payments to nonresident aliens subject to withholding under section
          1441.
     o Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.
     o    Payments made by certain foreign organizations.
     o Payments of interest generally not subject to backup withholding include the following:
               Payments of interest on obligations issued by individuals.
          Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payor's trade or business and you have not provided your correct TIN to the payor.
     o Payments of tax-exempt interest (including exempt interest dividends under section 852).
     o    Payments described in section 6049(b)(5) to nonresident aliens.
     o    Payments on tax-free covenant bonds under section 1451.
     o    Payments made by certain foreign organizations.
     o    Mortgage interest paid by you.
     Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A, and 6050N, and the regulations under those sections.

     Privacy Act Notice.--Section 6109 requires you to furnish your correct TIN to persons who must file information returns with the IRS to report interest, dividends and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states and the District of Columbia to carry out their tax laws. You must provide your TIN whether or not you are qualified to file a tax return. Payors must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a TIN to a payor. Certain penalties may also apply.

Penalties
(1) Failure to Furnish TIN.--If you fail to furnish your correct TIN to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Civil Penalty for False Information With Respect to Withholding.--If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) Criminal Penalty for Falsifying Information.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                       FOR ADDITIONAL INFORMATION CONTACT
                         YOUR TAX CONSULTANT OR THE IRS